Exhibit 10.3

Execution Copy

GUARANTY

THIS GUARANTY (this “Guaranty”), dated as of the 14th day of June, 2007, is made by OSI RESTAURANT PARTNERS, LLC, a Delaware limited liability company (“Guarantor”), to and for the benefit of PRIVATE RESTAURANT PROPERTIES, LLC, a Delaware limited liability company (“Landlord”).

W I T N E S S E T H :

WHEREAS, Landlord, as lessor, has entered into that certain Master Lease Agreement of even date herewith (the “Lease”) a copy of which is attached hereto as Exhibit A, pursuant to which Landlord leased to Private Restaurant Master Lessee, LLC, a Delaware limited liability company (“Tenant”), certain premises described therein (the “Leased Premises”);

WHEREAS, all of the membership interests in Tenant are owned by Guarantor; and

WHEREAS, the execution and delivery by Guarantor of this Guaranty is a material inducement to Landlord to execute the Lease, and Guarantor expects to derive financial benefit from the Lease.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged by Guarantor, and intending to be legally bound, Guarantor hereby agrees as follows:

ARTICLE I

GUARANTEE

Section 1.01. Guaranteed Obligations. Guarantor hereby absolutely unconditionally and irrevocably guarantees to Landlord and its successors and assigns the due, punctual and full payment, performance and observance of the following (collectively, the “Guaranteed Obligations”):

(a) the full and timely payment of all Rent and all other amounts due or to become due to Landlord from Tenant under the Lease (collectively, the “Monetary Obligations”); and

(b) all covenants, agreements, terms, obligations and conditions, undertakings and duties contained in the Lease required to be observed, performed by or imposed upon Tenant under the Lease (collectively, the “Performance Obligations”), as and when such payment, performance or observance shall become due (whether by acceleration or otherwise) in accordance with the terms of the Lease. If for any reason any Monetary Obligation shall not be paid promptly when due, Guarantor shall, within five (5) Business Days after written demand, pay the same to Landlord or the person or entity to whom such amounts are to be paid under the Lease. If for any reason Tenant shall fail to perform or observe any Performance Obligation beyond any cure periods available to Tenant under the Lease, Guarantor shall, after written demand, perform and observe the same or cause the same to be performed or observed.

Section 1.02. Guarantee Unconditional. The obligations of Guarantor hereunder are continuing, absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged, abated, impaired or in any way affected by:

(a) any amendment, modification, extension, renewal or supplement to the Lease not requiring the consent of Landlord’s Lender or any termination of the Lease as to all or any portion of the Leased Premises either pursuant to Article I or X thereof or otherwise not requiring the consent of Landlord’s Lender;

(b) any assumption by any party of Tenant’s obligations under, or Tenant’s assignment of any of its interest in, the Lease not requiring the consent of Landlord’s Lender;

(c) any exercise or nonexercise of or delay in exercising any right, remedy, power or privilege under or in respect of this Guaranty or the Lease or pursuant to applicable law, including, without limitation, any so-called self-help remedies, or any waiver, consent, compromise, settlement, indulgence or other action or inaction in respect thereof;

(d) any change in the financial condition of Tenant, the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshalling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting Tenant or Guarantor or any of their assets or any impairment, modification, release or limitation of liability of Tenant or Guarantor or their respective estates in bankruptcy or of any remedy for the enforcement of such liability resulting from the operation of any present or future provision of the United States Bankruptcy Code or other similar statute or from the decision of any court;

(e) any extension of time for payment or performance of the Guaranteed Obligations or any part thereof;

(f) except to the extent that Tenant is released from its obligations and liabilities under Articles I or X of the Lease, the release or discharge of or accord and satisfaction with Tenant from performance or observance of any of the agreements, covenants, terms or conditions contained in the Lease by operation of law;

(g) the failure of Landlord to keep Guarantor advised of Tenant’s financial condition, regardless of the existence of any duty to do so;

(h) any assignment by Landlord of all of Landlord’s right, title and interest in, to and under the Lease and/or this Guaranty as collateral security for Landlord’s Debt;

(i) any present or future law or order of any government (de jure or de facto) or of any agency thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations or any or all of the obligations, covenants or agreements of Tenant under the Lease (except by payment in full of all Guaranteed Obligations) or Guarantor under this Guaranty (except by payment in full of all Guaranteed Obligations);

(j) the default or failure of Guarantor fully to perform any of its obligations set forth in this Guaranty;

(k) any actual, purported or attempted sale, assignment or other transfer by Landlord of the Lease or the Leased Premises or any part thereof or of any of its rights, interests or obligations thereunder;

(l) any merger or consolidation of Tenant into or with any other entity, or any sale, lease, transfer or other disposition of any or all of Tenant’s assets or any sale, transfer or other disposition of any or all of the shares of capital stock or other securities of or ownership interests in Tenant or any affiliate of Tenant to any other person or entity; provided that, in any such case, the same does not require the consent of Landlord or Landlord’s Lender under the terms of the Lease or Landlord’s Loan Documents; or

(m) Tenant’s failure to obtain, protect, preserve or enforce any rights in or to the Lease or the Leased Premises or any interest therein against any party or the invalidity or unenforceability of any such rights;

all of which may be given or done without notice to, or consent of, Guarantor except as otherwise provided herein.

No setoff, claim, reduction or diminution of any obligation, or any defense of any kind or nature (except the Tenant’s performance of such obligations) which Tenant or Guarantor now has or hereafter may have against Landlord shall be available hereunder to Guarantor against Landlord.

Section 1.03. Disaffirmance of Lease. Guarantor agrees that, in the event of rejection or disaffirmance of the Lease by Tenant or Tenant’s trustee in bankruptcy pursuant to the United States Bankruptcy Code or any other law affecting creditors’ rights, Guarantor will, if Landlord so requests, assume all obligations and liabilities of Tenant under the Lease, to the same extent as if Guarantor had been originally named instead of Tenant as a party to the Lease and there had been no rejection or disaffirmance; and Guarantor will confirm such assumption in writing at the request of Landlord on or after such rejection or disaffirmance. Guarantor, upon such assumption, shall have all rights of Tenant under the Lease (to the extent permitted by law).

Section 1.04. No Notice or Duty to Exhaust Remedies. Guarantor hereby waives notice of any default in the payment or non-performance of any of the Guaranteed Obligations (except as expressly required hereunder), diligence, presentment, demand, protest and all notices of any kind. Except as otherwise provided herein, Guarantor agrees that liability under this Guaranty shall be primary and hereby waives any requirement that Landlord exhaust any right or remedy, or proceed first or at any time, against Tenant or any other guarantor of, or any security for, any of the Guaranteed Obligations. Landlord may pursue its rights and remedies under this Guaranty and under the Lease in whatever order, or collectively. This Guaranty is a guaranty of payment and performance and not merely of collection.

Landlord may pursue its rights and remedies under this Guaranty notwithstanding any other guarantor of or security for the Guaranteed Obligations or any part thereof. Guarantor authorizes Landlord, at its sole option, without notice or demand and without affecting the liability of Guarantor under this Guaranty, to terminate the Lease, either in whole or in part, in accordance with its terms.

Each default on any of the Guaranteed Obligations shall give rise to a separate cause of action and separate suits may be brought hereunder as each cause of action arises or, at the option of Landlord any and all causes or action which arise prior to or after any suit is commenced hereunder may be included in such suit.

Section 1.05. Subrogation. To the extent of any payments made or obligations performed by Guarantor by reason of this Guaranty (including but not limited to application of funds on account of such payments or obligations), Guarantor shall be subrogated to the rights of the Landlord against the Tenant under the Lease, provided that, every claim or demand which Guarantor may have against Tenant, whether in respect of Guarantor’s performance of its obligations hereunder or otherwise shall be fully subordinate to all Guaranteed Obligations.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.01. Representations and Warranties. Guarantor hereby represents and warrants to Landlord as follows:

(a) Organization and Qualification. Guarantor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware

(b) Authority and Authorization. Guarantor has full power, authority and legal right to execute and deliver the Guaranty and to perform its obligations hereunder, and all such action has been duly and validly authorized by all necessary limited liability company proceedings on its part.

(c) Execution and Binding Effect. The Guaranty has been duly and validly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights.

(d) Absence of Conflicts. Except as would not reasonably be expected have a material adverse effect on the ability of Guarantor to perform its obligations under the Guaranty, neither the execution and delivery of the Guaranty nor performance of or compliance with the terms and conditions hereof will (i) violate any law, rule or regulation, (ii) conflict with or result in a breach of or a default under the certificate of formation or limited liability company agreement of Guarantor or any agreement or instrument to which Guarantor is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound or (iii) result in the creation or imposition of any lien, charge, security interest or encumbrance upon any property (now owned or hereafter acquired) of Guarantor.

(e) Authorizations and Filings. Except as would not reasonably be expected to have a material adverse effect on the ability of Guarantor to perform its obligations under the Guaranty, no authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Governmental Authority is required in connection with the execution and delivery of the Guaranty or performance of or compliance with the terms hereof.

(f) Litigation. There are no actions, suits or proceedings pending or, to the best of Guarantor’s knowledge, threatened against or affecting Guarantor at law or in equity by or before any court or administrative office or agency which if adversely decided would have a material adverse effect on the ability of Guarantor to perform its obligations under the Guaranty.

Section 2.02. Notice of Certain Events. Promptly upon becoming aware thereof, Guarantor shall give Landlord notice of any downgrade in the corporate family and credit ratings from Moody’s Investor Service Inc. and Standard & Poor’s, respectively, of Guarantor; provided, that no such notice shall be required to the extent that a press release of any such downgrade is issued by Moody’s Investor Service Inc. and Standard & Poor’s, as applicable.

Section 2.03. Estoppel Certificates.

(a) Guarantor shall, at any time upon not less than ten (10) days’ prior written request by Landlord or Landlord’s Lender (but not more than four (4) times in any calendar year), deliver to the party requesting the same a statement in writing, executed by a duly authorized officer of Guarantor, certifying (i) that, except as otherwise specified, this Guaranty is unmodified and in full force in effect, (ii) that, except as otherwise specified, Guarantor is not in default hereunder and that no event has occurred or condition exists which with the giving of notice or the passage of time or both would constitute a default hereunder, (iii) that, as of the date thereof, except as otherwise specified, Guarantor has no knowledge of any defense, setoff or counterclaim against Landlord arising out of or in any way related to this Guaranty, and (iv) as to such other matters as Landlord or Landlord’s Lender may reasonably request.

(b) Landlord shall, at any time upon not less that ten (10) days’ prior written request by Tenant or Guarantor (but not more than four (4) times in any calendar year), deliver to Guarantor a statement in writing, executed by a duly authorized officer of Landlord, certifying (i) that, except as otherwise specified, this Guaranty is unmodified and in full force and effect, (ii) that, except as otherwise specified, Guarantor is not in default hereunder and that no event has occurred or condition exists which with the giving of notice or the passage of time or both would constitute a default hereunder, (iii) that as of the date thereof, except as otherwise specified, Landlord has no knowledge of any claim against Guarantor arising out of or in any way related to this Guaranty, for the Guaranteed Obligations or otherwise, and (iv) as to such other matters as Guarantor may reasonably request.

Section 2.04. Guaranty Not Effective As To Certain Obligations. Notwithstanding anything to the contrary contained herein, this Guaranty and Guarantor’s obligations hereunder shall not extend to, and the Guaranteed Obligations shall not include, any obligations or liabilities of Tenant under any amendment to, or after any assignment by Tenant of, the Lease that requires the consent of Landlord or Landlord’s Lender under the terms of the Lease and Landlord’s Loan

Documents, unless Guarantor shall have affirmed in writing that this Guaranty continues in full force and effect notwithstanding such amendment or assignment. By execution of this Guaranty, Landlord and Tenant hereby affirm and agree that no amendment to or assignment of the Lease requiring the consent of Landlord or Landlord’s Lender shall be effective unless Guarantor shall have affirmed in writing that this Guaranty continues in full force and effect notwithstanding such amendment or assignment.

ARTICLE III

EVENTS OF DEFAULT

Section 3.01. Events of Default. The occurrence of any one or more of the following shall constitute an “Event of Default” under this Guaranty:

(a) a failure by Guarantor to pay when due any Monetary Obligation required to be paid by Guarantor pursuant to the terms of this Guaranty;

(b) a failure by Guarantor duly to perform and observe, or a violation or breach of, any other provision hereof not otherwise specifically mentioned in this Section 3.01;

(c) any representation or warranty made by Guarantor herein proves to be untrue or incorrect when made, in any material respect;

(d) Guarantor shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) seek or consent to the appointment of a receiver for itself or its assets, (C) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (D) make a general assignment for the benefit of creditors, or (E) be unable to pay its debts as they mature;

(e) a court shall enter an order, judgment or decree appointing, without the consent of Guarantor, a receiver or trustee for it or approving a petition filed against Guarantor which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain undischarged or unstayed sixty (60) days after it is entered; or

(f) Guarantor shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution.

ARTICLE IV

MISCELLANEOUS

Section 4.01. Effect Of Bankruptcy Proceedings. This Guaranty shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by Landlord as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made.

Section 4.02. Further Assurances. From time to time upon the request of Landlord, Guarantor shall promptly and duly execute, acknowledge and deliver any and all such further instruments and documents necessary for the continuing effectiveness of this Guaranty. In no event shall Guarantor be required to execute and such instrument or document which would modify, amend or change any term or provision hereof.

Section 4.03. Amendments, Waivers, Etc. This Guaranty cannot be amended, modified, waived, changed, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of such amendment, modification, waiver, change, discharge or termination is sought.

Section 4.04. No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of Landlord in exercising any right, power or privilege under this Guaranty or the Lease shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of Landlord under this Guaranty are cumulative and not exclusive of any rights or remedies which Landlord would otherwise have under the Lease, at law or in equity.

Section 4.05. Notices. All notices, requests, demands, directions and other communications (collectively “notices”) under the provisions of this Guaranty shall be in writing unless otherwise expressly permitted hereunder and shall be sent by first-class or first-class express mail, national overnight courier (e.g., Federal Express, UPS), or by facsimile with confirmation of receipt via telephone, in all cases with charges prepaid, and any such properly given notice shall be effective when received or when delivery is refused. All notices shall be sent to the applicable party addressed, if to Landlord, at the address set forth in the Lease with copies thereof to the parties designated to receive copies of notices to Landlord under the Lease, and, if to Guarantor, to OSI Restaurant Partners, LLC, 2202 N. West Shore Boulevard, Suite 500, Tampa, FL 33607, Attention: Chief Financial Officer, Telecopy No.: (813) 282-9195, Confirmation No.: (813) 282-1225, with copies to Bain Capital Partners, LLC, 111 Huntington Avenue, Boston, MA 02199, Attention: Mr. Ian Blasco, Telecopy No.: (617) 516-2010, Confirmation No.: (617) 516-2124, Sullivan & Cromwell LLP, 125 Broad Street, New York, N.Y. 10004-2498, Attention: Arthur Adler, Esq., Telecopy No.: (212) 558-3588, Confirmation No.: (212) 558-3960, Ropes & Gray LLP, One International Place, Boston, MA 02110, Attention: Richard E. Gordet, Esq., Telecopy No.: (617) 951-7050, Confirmation No.: (617) 951-7491 or in accordance with the last unrevoked written direction from such party to the other party.

Section 4.06. Expenses. Guarantor agrees to pay or cause to be paid and to save Landlord harmless against liability for the payment of all reasonable out-of-pocket expenses, including fees and expenses of counsel for Landlord, incurred by Landlord from time to time arising in connection with Landlord’s enforcement or preservation of rights under this Guaranty, including but not limited to such expenses as may be incurred by Landlord in connection with any default by Guarantor of any of its obligations hereunder.

Section 4.07. Survival. All obligations of Guarantor to indemnify Landlord shall survive the payment and performance in full of the Guaranteed Obligations.

Section 4.08. Severability. If any term or provision of this Guaranty or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

Section 4.09. Counterparts. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

Section 4.10. Governing Law.

(a) This Guaranty was negotiated in New York, and accepted by Landlord in the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limiting the generality of the foregoing, matters of construction, validity and performance, this Guaranty and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contract made and performed in such State and any applicable law of the United States of America. To the fullest extent permitted by law, Guarantor hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Guaranty, and the Guaranty shall be governed by and construed in accordance with the laws of the State of New York pursuant to § 5-1401 of the New York General Obligations Law.

(b) Any legal suit, action or proceeding against Guarantor or Landlord arising out of or relating to this Guaranty may be instituted in any federal or state court in New York, New York, pursuant to § 5-1402 of the New York General Obligations Law, and Guarantor waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. Guarantor does hereby agrees that service of process made by notice mailed or delivered to Guarantor in the manner provided for in Section 4.05 hereof (other than by facsimile) shall be deemed in every respect effective service of process upon Guarantor, in any such suit, action or proceeding in the State of New York.

Section 4.11. Successors and Assigns. This Guaranty shall bind Guarantor and its successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns.

Section 4.12. Incorporation of Recitals; Definitions. The recitals set forth on page one (1) of this Guaranty are hereby specifically incorporated into the operative terms of this Guaranty as if fully set forth. Terms not otherwise specifically defined herein shall have the meanings set forth in the Lease.

Section 4.13. Rights of Landlord’s Lender. Guarantor acknowledges that if the rights of Landlord under this Guaranty are assigned to Landlord’s Lender, Landlord’s Lender shall have all of the rights and benefits of Landlord hereunder; provided, however, in no event shall Guarantor be liable to Landlord’s Lender or Landlord for any payment or performance of any Guaranteed Obligation by Guarantor to the other.

IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Guaranty as of the date first above written.

OSI RESTAURANT PARTNERS, LLC, a Delaware limited liability company

By:	/s/ Joseph Kadow
Title:

Acceptance

PRIVATE RESTAURANT PROPERTIES, LLC, a Delaware limited liability company, hereby accepts this Guaranty and agrees to the terms hereof.

PRIVATE RESTAURANT PROPERTIES, LLC, a Delaware limited liability company

By:	/s/ Richard Renninger
Title:

For the purposes of Section 2.04 hereof, PRIVATE RESTAURANT MASTER LESSEE, LLC, a Delaware limited liability company, hereby accepts this Guaranty and agrees to the terms hereof.

PRIVATE RESTAURANT MASTER LESSEE, LLC, a Delaware limited liability company

By:	/s/ Karen Bremer
Title:

Signature Page to Guaranty